UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 27, 2011 (May 26, 2011)
Date of Report (Date of earliest event reported)

MODERN MOBILITY AIDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-168983	27-4677038
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5511 Steeles Ave West
Unit 7
Toronto, ONT M9L 1S7
Attn:  Mohamed K. Karatella
(Address of Principal Executive offices)(Zip Code)

(416) 417-7131
(Registrant's telephone number Including area code)

1821 Walden Office Square
Suite 400
Schaumburg, IL 60173
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Changes of Control of Registrant

On May 26, 2011 (the “Closing Date”), a change of control of the Registrant occurred. Pursuant to two Stock Purchase Agreements (the “SPAs”), Sergei Khorolski, formerly the President and Chief Executive Officer and a current Director of the Registrant and Valeri Politika, formerly the Chief Financial Officer, Secretary, Treasurer and a current Director of the Registrant, sold a total of 6,500,000 shares of common stock of the Registrant (the “Transactions”) to Mohamed K. Karatella (the “Purchaser”).  The total consideration paid for the shares purchased pursuant to the SPAs was $65,000, which was paid from the Purchaser’s own funds. Pursuant to the SPAs, the Purchaser acquired an aggregate of approximately 66.5% of the outstanding voting common stock of the Registrant.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Transactions, under the terms of the SPAs, Sergei Khorolski and Valeri Politika, who were the only members of our Board of Directors prior to the Transactions appointed Mohamed K. Karatella and Antonio Domingues to serve as members of our Board of Directors.  Furthermore, Mr. Khorolski and Mr. Politika have agreed to resign as members of our Board of Directors approximately eleven (11) days after an Information Statement on Schedule 14f-1 is mailed to our stockholders.  In addition, on the Closing Date, Mr. Khorolski and Mr. Politika resigned as officers of the Company.  On that date, Mohamed K. Karatella was appointed our President, Chief Financial Officer, and Treasurer and Antonio Domingues our Secretary.  Given the appointment of Mr. Karatella and Mr. Domingues to our Board of Directors, effective upon the resignations of Mr. Khorolski and Mr. Politika, we will experience a change in a majority of our Board of Directors. Because of the sale of our common stock pursuant to the SPAs and the change in the composition of our Board of Directors, both of which have already occurred, and the contemplated resignations of Mr. Khorolski and Mr. Politika from our Board of Directors, there will be a change of control of our Company at both the stockholder and director levels.

The biographies of our new Directors and Executive Officers are as follows:

Name	Age	Positions and Offices
Mohamed K. Karatella 5511 Steeles Ave West, Unit 7 Toronto, ONT M9L 1S7	50	President, Chief Financial Officer, Treasurer and Director

Antonio Domingues 5511 Steeles Ave West, Unit 7 Toronto, ONT M9L 1S7	55	Secretary and Director

Mohamed K. Karatella has served as our President, Chief Financial Officer, Treasurer and a member of our Board of Directors since May 20, 2011.  Mr. Karatella is 50 years old and is a retail executive with a proven diversified track record.  From April 2009 to present, Mr. Karatella has served as the Chief Executive Officer of Brandmasters, a Canadian branding and marketing agency which he co-founded and which caters to a diverse client base ranging from small and medium sized businesses to high profile political parties.  Since August, 2009, he has also managed Tricon Sourcing Inc, which he co-founded and which is an apparel and accessories design, sourcing and manufacturing self financed concern with offices in LA, Toronto, Shanghai, and Guangzhou, China.  From June 2007 to March 2009, Mr. Karatella served as the Divisional Vice President of the HomeSense/Winners division of Winners Merchants International, Canada’s number one off price retailer, with 196 branded-apparel based stores under the Winners banner, and 75 Home Décor stores under the HomeSense banner.  Winners merchant international is an industry leader with $2 billion in sales in Canada, and $22 billion in sales globally.  From April, 2004 to June, 2006, Mr. Karatella served as the President of ANP Yorkdale Ltd (“ANP”), a holding company with initially two stores under the 4You brand, in Canada and which subsequently owned and operated 22 stores in Canada, with 250 employees.  At ANP, Mr. Karatella joined an existing partnership as operating partner, with mandate to grow branded 4You stores across Canada and oversaw the creation of HO support systems, accounting systems, operations, distribution, logistics, marketing, design, product development along with other responsibilities.  Mr. Karatella has also served as the President of Grafton-Fraser Inc, Canada’s oldest menswear company.

Antonio Domingues has served as our Secretary and a member of our Board of Directors since May 20, 2011.  Mr. Domingues is 55 years old.  From April, 2002 to present, Mr. Domingues has served as the President and Chief Executive Officer of Domingues Developments Ltd, a housing development company with 31 employees and approximately, $7 million in sales per year.  Mr. Domingues was awarded a degree in Mechanical Engineering from University of Lisbon (Portugal).

Item 9.01    Exhibits.

None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2011	MODERN MOBILITY AIDS, INC. (Registrant)

/s/ Mohamed K. Karatella
Mohamed K. Karatella, President, Chief Financial Officer, Treasurer and Principal Accounting Officer